Exhibit 99.1

News Release	TRW Automotive 12001 Tech Center Drive Livonia, MI 48150

Investor Relations Contact:
Mark Oswald (734) 855-3140

Media Contact:
John Wilkerson (734) 855-3864
TRW Reports Fourth Quarter and Full Year 2010 Financial Results
•	Fourth quarter sales of $3.7 billion — an increase of 10%; full year sales of $14.4 billion — an increase of 24%.

•	Fourth quarter GAAP net earnings of $1.56 per diluted share; full year GAAP net earnings of $6.49 per diluted share

•	Fourth quarter free cash flow after discretionary pension contributions (cash flow from operating activities less capital expenditures) of $236 million; 2010 full year free cash flow of $758 million.

•	Strong cash generation enabled the further reduction of legacy liabilities through discretionary fourth quarter contributions of $170 million to certain of the Company’s pension plans.

•	Year-end net debt of $768 million — a record low and decline of $815 million compared to year-end 2009.
LIVONIA, MICHIGAN, February 17, 2011 — TRW Automotive Holdings Corp. (NYSE: TRW), the global leader in active and passive safety systems, today reported fourth quarter 2010 financial results with sales of $3.7 billion, an increase of 10 percent compared to the prior year period. The Company reported GAAP fourth quarter net earnings of $204 million or $1.56 per diluted share, which compares to net earnings of $141 million or $1.18 per diluted share in the prior year period.
The Company’s current and prior year quarterly results contain special items which primarily consist of restructuring charges, a net gain related to certain pension matters, debt retirement charges and favorable net tax items. Excluding these special items, the Company reported fourth quarter 2010 net earnings of $225 million, or $1.72 per diluted share, which compares to $168 million or $1.40 per diluted share in the 2009 period.

For the full year, the Company reported sales of $14.4 billion, an increase of $2.8 billion or 24 percent compared to 2009. Strong revenue growth combined with the Company’s low cost structure resulted in record 2010 GAAP net earnings of $834 million, or $6.49 per diluted share, which compares to net earnings of $55 million, or $0.51 per diluted share in the prior year.
Similar to the Company’s quarterly results, the 2010 and 2009 full year results contain special items such as restructuring charges, asset impairments, a net gain related to certain pension matters, debt retirement charges and favorable net tax items. Excluding these special items, the Company reported full year 2010 net earnings of $844 million, or $6.57 per diluted share, which compares to net earnings of $137 million or $1.26 per diluted share in 2009.
The Company generated record free cash flow in 2010 of $758 million, compared to $254 million in 2009. The 2010 result is after the Company made discretionary contributions of $170 million in the fourth quarter to certain of its pension plans. The strong cash flow generation allowed the Company to reduce its year-end 2010 net debt (defined as debt less cash and cash equivalents) to a record low of $768 million, a reduction of $815 million compared to December 31, 2009.
In addition to the record financial results achieved in 2010, the Company made significant progress towards reducing its legacy liabilities. During the fourth quarter of 2010, TRW closed its U.S. salaried pension plan to further accruals. This action, along with the prior cessation of accruals in the Company’s U.K. pension plan, and the discretionary contributions of $170 million to certain of the Company’s pension plans, resulted in a $427 million reduction of legacy liabilities at year-end 2010 compared with year-end 2009. This significant reduction, combined with the large reduction in net debt, has further strengthened TRW’s balance sheet and provides flexibility to support the Company’s future growth plans.
“TRW’s solid fourth quarter performance built on the positive momentum established earlier in the year and enabled the Company to post its best full year results since becoming an independent Company,” said John C. Plant, Chairman, President and Chief Executive Officer. “TRW ended the year with a significantly improved capital structure including a record low net debt level and strong performance on reducing the

Company’s legacy liabilities. The outstanding business performance achieved in 2010 demonstrates TRW is executing the right strategy for long-term success.”
Fourth Quarter 2010
The Company reported fourth quarter 2010 sales of $3.7 billion, an increase of $329 million or 10 percent from the prior year period. The positive impact on sales resulting from improved global vehicle production volumes compared to the prior year quarter was partially offset by the negative impact of currency movements.
The Company’s fourth quarter 2010 operating income and resulting margin was $293 million and 7.9 percent, respectively, compared with operating income of $229 million in the 2009 period. The 2010 and 2009 periods included restructuring and fixed asset impairment charges totaling $35 million and $26 million, respectively. In addition, the 2010 period included a net gain of $18 million relating to certain pension matters, primarily the curtailment of the Company’s salaried pension plan in the U.S. Excluding these special items from both periods, the year-to-year improvement of $55 million and resulting margin of 8.3% was driven primarily by the contribution from higher sales between the two quarters, partially offset by unfavorable currency movements and an increase in raw material prices between the two periods.
Net interest expense for the fourth quarter of 2010 totaled $37 million, which compares favorably to $51 million in the 2009 period as a result of lower debt levels. In addition, both the 2010 and 2009 periods recognized a net loss on retirement of debt totaling $13 million and $8 million, respectively.
Tax expense for the fourth quarter of 2010 was $36 million, which compares to a tax expense of $30 million in the prior year period. The 2010 and 2009 periods included tax benefits related to restructuring actions totaling $9 million and $7 million, respectively. Excluding these benefits from both periods, tax expense was $45 million in the current quarter compared with $37 million last year.
The Company reported 2010 fourth quarter GAAP earnings of $204 million, or $1.56 per diluted share, which compares to GAAP net earnings of $141 million, or $1.18 per diluted share in the 2009 period.

Excluding special items, the Company reported fourth quarter 2010 net earnings of $225 million, or $1.72 per diluted share, which compares to net earnings of $168 million or $1.40 per diluted share in the 2009 period.
Earnings before interest, taxes, depreciation and amortization and special items (“adjusted EBITDA”) were $426 million in the fourth quarter of 2010, as compared to the prior year level of $384 million. See page A6 for a description of the special items excluded in calculating adjusted EBITDA.
Full Year 2010
The Company reported 2010 sales of $14.4 billion, an increase of $2.8 billion or 24 percent compared to prior year sales. The increase in sales resulted from the significantly improved global vehicle production volumes between the two periods.
For full year 2010, the Company reported operating income of $1,184 million which compares to $289 million of operating income in the prior year. The 2010 period included restructuring and fixed asset impairment charges of $45 million, as well as a net gain related primarily to the curtailment of its U.S. pension plan totaling $18 million. The 2009 period included restructuring and fixed asset impairment charges totaling $100 million, as well as a trademark impairment charge of $30 million. Excluding these special items from both periods, the Company reported operating income of $1,211 million in the 2010 period, which compares to $419 million in the prior year. The year-to-year improvement of $792 million was driven primarily by the contribution from the higher level of sales between the two periods and the positive net impact of the Company’s restructuring and cost containment actions.
Net interest expense for 2010 totaled $162 million, which compares to $190 million in the prior year period. In addition, the 2010 period included a net loss on retirement of debt totaling $15 million, compared with 2009, which recognized a net gain on the retirement of debt of $26 million.
Tax expense in 2010 was $166 million, which compares to $67 million in the prior year. The increase in expense was driven by higher pre-tax earnings in certain geographic locations for the current period. The 2010 and 2009 periods included tax benefits of

$32 million and $22 million, respectively, related to the favorable resolution of various tax matters in foreign jurisdictions and restructuring actions.
The Company reported 2010 GAAP net earnings of $834 million, or $6.49 per diluted share, which compares to GAAP net earnings of $55 million, or $0.51 per diluted share in 2009.
Excluding special items, the Company reported full year 2010 net earnings of $844 million, or $6.57 per diluted share, which compares to net earnings of $137 million or $1.26 per diluted share in 2009.
Adjusted EBITDA totaled $1,673 million, compared to $911 million in the prior year. See page A6 for a description of the special items excluded in calculating adjusted EBITDA.
Cash Flow and Capital Structure
Fourth quarter 2010 net cash flow provided by operating activities was $362 million (after making $170 million in discretionary contributions to certain pension plans), which compares to $512 million in the fourth quarter of 2009. Capital expenditures were $126 million in the current quarter compared to $80 million last year. Fourth quarter free cash flow (cash flow from operating activities less capital expenditures) was $236 million, which is lower than the level achieved in the prior year fourth quarter of $432 million resulting primarily from the discretionary pension contributions.
For full year 2010, net cash flow provided by operating activities totaled $1,052 million, despite the discretionary pension contributions, which compares to $455 million in the prior year period. The year-to-year improvement resulted primarily from the higher operating income generated by the Company in 2010 compared to the previous year. Capital expenditures were $294 million in 2010, which compares to $201 million last year. For 2010, free cash flow was $758 million compared to $254 million in 2009.
As of December 31, 2010, the Company had $1,846 million of debt and $1,078 million of cash and cash equivalents, resulting in net debt of $768 million. This net debt outcome reached a new historic low for the Company, $815 million lower than the balance at the end of 2009 making 2010 the fifth consecutive year the Company has reduced its net debt. Committed liquidity facilities and cash on hand provided the Company with available liquidity in excess of $2.0 billion as of December 31, 2010.

2011 Outlook
TRW’s planning assumptions for industry production volumes are approximately 12.7 million units in North America and 18.7 million units in Europe, up 7% and flat, respectively, compared to 2010 levels. The Company continues to expect China and the rest of world regions to remain growth engines in 2011. Based on these production levels and the Company’s expectations for foreign currency exchange rates, full year 2011 sales are expected to range between $14.9 billion and $15.3 billion, with first quarter sales expected to be approximately $3.9 billion.
“Increasing global demand for TRW’s innovative technologies combined with our low cost structure, solid liquidity and flexible balance sheet will further strengthen our position as a leading supplier to the world’s car manufacturers,” said Mr. Plant. “TRW is committed to advancing its strategic priorities of quality, cost, innovative technologies, and leveraging our global reach to ensure the Company’s success is sustained in 2011 and beyond.”
Fourth Quarter and Full Year 2010 Conference Call
The Company will host its fourth quarter conference call at 8:30 a.m. (Eastern time) today, Thursday, February 17th, to discuss financial results and other related matters. To participate in the conference call, please dial (877) 852-7898 for U.S. locations, or (706) 634-1095 for international locations.
An audio replay of the conference call will be available approximately two hours after the conclusion of the call and will be accessible afterward for approximately one week. To access the replay, U.S. locations should dial (800) 642-1687, and locations outside the U.S. should dial (706) 645-9291. The replay code is 37767918. A live audio webcast and replay of the conference call will also be available on the Company’s website at www.trw.com.
Reconciliation to GAAP
In addition to GAAP results included within this press release, the Company has provided certain information which is not calculated according to GAAP (“non-GAAP”), such as net earnings (losses), operating income (losses) and diluted earnings per share each excluding special items, tax expense excluding certain net tax benefits, adjusted EBITDA and free cash flow. Management uses these non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes that investors will likewise find these non-GAAP measures useful in evaluating such performance. Such measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry.
Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies. For a reconciliation of non-GAAP measures to the closest GAAP financial measure and for share amounts used to derive earnings per share, please see the financial schedules that accompany this release.
About TRW
With 2010 sales of $14.4 billion, TRW Automotive ranks among the world’s leading automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company, through its subsidiaries, operates in 26 countries and employs over 60,000 people worldwide. TRW Automotive products include integrated vehicle control and driver assist systems, braking systems, steering systems, suspension systems, occupant safety systems (seat belts and airbags), electronics, engine components, fastening systems and aftermarket replacement parts and services. All references to “TRW Automotive”, “TRW” or the “Company” in this press release refer to TRW Automotive Holdings Corp. and its subsidiaries, unless otherwise indicated. TRW Automotive news is available on the internet at www.trw.com.
Forward-Looking Statements
This release contains statements that are not statements of historical fact, but instead are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. We caution readers not to place undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements are subject to numerous assumptions, risks and uncertainties which could cause our actual results to differ materially from those suggested by the forward-looking statements, including those set forth in our Report on Form 10-K for the fiscal year ended December 31, 2009 (our “Form 10-K”), and our Reports on Form 10-Q for the quarters ended April 2, July 2, and October 1, 2010 such as: tighter financial markets adversely impacting the availability and cost of credit negatively affecting our business; a material contraction in automotive sales and production adversely affecting our results or the viability of our supply base; commodity inflationary pressures adversely affecting our profitability or supply base; strengthening of the U.S. dollar and other foreign currency exchange rate fluctuations impacting our results; pricing pressures from our customers adversely affecting our profitability; any shortage of supplies causing a production disruption; increasing costs negatively impacting our profitability; the loss of any of our largest customers materially adversely affecting us; costs of product liability, warranty and recall claims and efforts by customers to adversely alter contract terms and conditions concerning warranty and recall participation; costs or liabilities relating to environmental, health and safety regulations adversely affecting our results; risks associated with non-U.S. operations adversely affecting our business, results or financial condition; any inability to protect our intellectual property rights adversely affecting our business or our competitive position; any increase in the expense of our pension and other postretirement benefits or the funding requirements of our pension plans reducing our profitability; work stoppages or other labor issues at our facilities or at the facilities of our customers or suppliers adversely affecting our operations; volatility in our annual effective tax rate resulting from a change in our valuation allowances position or other factors; any impairment of a significant amount of our goodwill or other intangible assets; and other risks and uncertainties set forth in our Form 10-K and in our other filings with the U.S. Securities and Exchange Commission. We do not undertake any obligation to release publicly any update or revision to any of the forward-looking statements.
# # #

TRW Automotive Holdings Corp.
Index of Condensed Consolidated Financial Information

Page
Consolidated Statements of Operations (unaudited) for the three months ended December 31, 2010 and December 31, 2009	A2

Consolidated Statements of Operations for the years ended December 31, 2010 (unaudited) and December 31, 2009	A3

Consolidated Balance Sheets as of December 31, 2010 (unaudited) and December 31, 2009	A4

Consolidated Statements of Cash Flows for the years ended December 31, 2010 (unaudited) and December 31, 2009	A5

Reconciliation of Non-GAAP Financial Measures (unaudited) for the three months and years ended December 31, 2010 and December 31, 2009	A6

Reconciliation of GAAP Net Earnings (Losses) to Adjusted Earnings (Losses) (unaudited):

• For the three months ended December 31, 2010	A7

• For the year ended December 31, 2010	A8

• For the three months ended December 31, 2009	A9

• For the year ended December 31, 2009	A10
The accompanying unaudited condensed consolidated financial information and reconciliation schedules should be read in conjunction with the TRW Automotive Holdings Corp. Annual Report on Form 10-K for the year ended December 31, 2009, and Quarterly Reports on Form 10-Q for the periods ended April 2, 2010, July 2, 2010, and October 1, 2010, each of which were filed with the United States Securities and Exchange Commission.

A1

TRW Automotive Holdings Corp.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	December 31,
(In millions, except per share amounts)	2010	2009
Sales	$3,713	$3,384
Cost of sales	3,246	3,009

Gross profit	467	375
Administrative and selling expenses	134	129
Amortization of intangible assets	6	5
Restructuring charges and fixed asset impairments	35	26
Other (income) expense — net	(1)	(14)

Operating income (losses)	293	229
Interest expense — net	37	51
(Gain) loss on retirement of debt — net	13	8
Equity in (earnings) losses of affiliates, net of tax	(10)	(6)

Earnings (losses) before income taxes	253	176
Income tax expense (benefit)	36	30

Net earnings (losses)	217	146
Less: Net earnings attributable to noncontrolling interest, net of tax	13	5

Net earnings (losses) attributable to TRW	$204	$141

Basic earnings (losses) per share:
Earnings (losses) per share	$1.68	$1.20

Weighted average shares outstanding	121.4	117.8

Diluted earnings (losses) per share:
Earnings (losses) per share	$1.56	$1.18

Weighted average shares outstanding	133.6	119.8

A2

TRW Automotive Holdings Corp.
Consolidated Statements of Operations

	Years Ended
	December 31,
	2010	2009
(In millions, except per share amounts)	(Unaudited)
Sales	$14,383	$11,614
Cost of sales	12,661	10,708

Gross profit	1,722	906
Administrative and selling expenses	509	484
Amortization of intangible assets	22	21
Restructuring charges and fixed asset impairments	45	100
Intangible asset impairments	—	30
Other (income) expense — net	(38)	(18)

Operating income (losses)	1,184	289
Interest expense — net	162	190
(Gain) loss on retirement of debt — net	15	(26)
Equity in (earnings) losses of affiliates, net of tax	(34)	(15)

Earnings (losses) before income taxes	1,041	140
Income tax expense (benefit)	166	67

Net earnings (losses)	875	73
Less: Net earnings attributable to noncontrolling interest, net of tax	41	18

Net earnings (losses) attributable to TRW	$834	$55

Basic earnings (losses) per share:
Earnings (losses) per share	$6.96	$0.51

Weighted average shares outstanding	119.8	107.8

Diluted earnings (losses) per share:
Earnings (losses) per share	$6.49	$0.51

Weighted average shares outstanding	131.3	108.7

A3

TRW Automotive Holdings Corp.
Consolidated Balance Sheets

	As of December 31,
	2010	2009
(Dollars in millions)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,078	$788
Accounts receivable — net	2,087	1,943
Inventories	760	660
Prepaid expenses and other current assets	126	135
Deferred income taxes	89	66

Total current assets	4,140	3,592

Property, plant and equipment — net	2,100	2,334
Goodwill	1,761	1,768
Intangible assets — net	304	324
Pension assets	454	179
Deferred income taxes	83	138
Other assets	446	397

Total assets	$9,288	$8,732

Liabilities and Equity
Current liabilities:
Short-term debt	$23	$18
Current portion of long-term debt	20	28
Trade accounts payable	2,079	1,912
Accrued compensation	251	256
Income taxes	50	26
Other current liabilities	1,096	1,068

Total current liabilities	3,519	3,308

Long-term debt	1,803	2,325
Postretirement benefits other than pensions	453	479
Pension benefits	681	804
Deferred income taxes	95	34
Long-term liabilities	499	473

Total liabilities	7,050	7,423

Commitments and contingencies

Stockholders’ equity:
Preferred stock	—	—
Capital stock	1	1
Treasury stock	—	—
Paid-in-capital	1,638	1,553
Retained earnings (accumulated deficit)	511	(323)
Accumulated other comprehensive earnings (losses)	(87)	(71)

Total TRW stockholders’ equity	2,063	1,160
Noncontrolling interest	175	149

Total equity	2,238	1,309

Total liabilities and equity	$9,288	$8,732

A4

TRW Automotive Holdings Corp.
Consolidated Statements of Cash Flows

	Years Ended
	December 31,
	2010	2009
(Dollars in millions)	(Unaudited)
Operating Activities
Net earnings (losses)	$875	$73
Adjustments to reconcile net earnings (losses) to net cash provided by (used in) operating activities:
Depreciation and amortization	469	495
Net pension and other postretirement benefits income and contributions	(407)	(234)
Net (gain) loss on sales of assets	(3)	(4)
Amortization of debt issuance costs	12	7
Net (gain) loss on retirement of debt	15	(26)
Fixed asset impairment charges	(1)	17
Goodwill and intangible asset impairment charges	—	30
Deferred income taxes	56	(4)
Share-based compensation expense	13	14
Exchangeable bond premium amortization	9	—
Other — net	(22)	7
Changes in assets and liabilities, net of effects of businesses acquired:
Accounts receivable — net	(188)	(312)
Inventories	(113)	63
Trade accounts payable	223	47
Prepaid expense and other assets	(14)	151
Other liabilities	128	131

Net cash provided by (used in) operating activities	1,052	455

Investing Activities
Capital expenditures, including other intangible assets	(294)	(201)
Net proceeds from asset sales	7	4
Other — net	(2)	—

Net cash provided by (used in) investing activities	(289)	(197)

Financing Activities
Change in short-term debt	4	(48)
Net (repayments on) proceeds from revolving credit facility	—	(203)
Proceeds from issuance of long-term debt, net of fees	53	1,960
Redemption of long-term debt	(581)	(2,225)
Proceeds from issuance of capital stock, net of fees	—	269
Proceeds from exercise of stock options	76	6
Dividends paid to noncontrolling interest	(20)	(9)
Capital contribution from noncontrolling interest	5	—

Net cash provided by (used in) financing activities	(463)	(250)
Effect of exchange rate changes on cash	(10)	24

Increase (decrease) in cash and cash equivalents	290	32
Cash and cash equivalents at beginning of period	788	756

Cash and cash equivalents at end of period	$1,078	$788

A5

TRW Automotive Holdings Corp.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
EBITDA, Adjusted EBITDA and free cash flow are not recognized terms under GAAP and do not purport to be alternatives to the most comparable GAAP amounts. Further, since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies.
EBITDA and Adjusted EBITDA
EBITDA as calculated below is a measure used by management to evaluate the operating performance of the Company and its business segments and to forecast future periods. Adjusted EBITDA is defined as EBITDA excluding restructuring charges, asset impairments and other significant special items. Management uses Adjusted EBITDA to evaluate the performance of ongoing operations separate from items that may have a disproportionate impact in any particular period. EBITDA and Adjusted EBITDA are frequently used by securities analysts, institutional investors and other interested parties in the evaluation of companies in our industry.
EBITDA and Adjusted EBITDA do not purport to be alternatives to net earnings (losses) as an indicator of operating performance, nor to cash flows from operating activities as a measure of liquidity. Additionally, neither is intended to be a measure of free cash flow for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

	Three Months Ended		Years Ended
	December 31,		December 31,
(Dollars in millions)	2010	2009	2010	2009
GAAP net earnings (losses) attributable to TRW	$204	$141	$834	$55
Income tax expense (benefit)	36	30	166	67
Interest expense — net	37	51	162	190
Depreciation and amortization	119	128	469	495

EBITDA	396	350	1,631	807

Restructuring charges and fixed asset impairments	35	26	45	100
Net gain on pension related matters	(18)	—	(18)	—
Intangible asset impairments	—	—	—	30
(Gain) loss on retirement of debt — net	13	8	15	(26)

Adjusted EBITDA	$426	$384	$1,673	$911

Free Cash Flow
Free cash flow represents net cash provided by (used in) operating activities less capital expenditures, and is used by management in analyzing the Company’s ability to service and repay its debt and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service debt or for other non-discretionary expenditures.

	Three Months Ended		Years Ended
	December 31,		December 31,
(Dollars in millions)	2010	2009	2010	2009
Cash flow provided by (used in) operating activities	$362	$512	$1,052	$455
Capital expenditures	(126)	(80)	(294)	(201)

Free cash flow	$236	$432	$758	$254

A6

TRW Automotive Holdings Corp.
Reconciliation of GAAP Net Earnings (Losses) to Adjusted Earnings (Losses)
(Unaudited)
Among other adjustments, the Company recorded restructuring charges of $34 million primarily related to severance, retention and outplacement services at various production facilities and fixed asset impairment charges of $2 million, offset by a net curtailment gain of $1 million.

	Three Months			Three Months
	Ended			Ended
	December 31,			December 31,
	2010			2010
(In millions, except per share amounts)	Actual	Adjustments		Adjusted
Sales	$3,713	$—		$3,713
Cost of sales	3,246	26	(a)	3,272

Gross profit	467	(26)		441
Administrative and selling expenses	134	—		134
Amortization of intangible assets	6	—		6
Restructuring charges and fixed asset impairments	35	(35)	(b)	—
Other (income) expense — net	(1)	(8)	(a)	(9)

Operating income (losses)	293	17		310
Interest expense — net	37	—		37
(Gain) loss on retirement of debt — net	13	(13)	(c)	—
Equity in (earnings) losses of affiliates, net of tax	(10)	—		(10)

Earnings (losses) before income taxes	253	30		283
Income tax expense (benefit)	36	9	(d)	45

Net earnings (losses)	217	21		238
Less: Net earnings attributable to noncontrolling interest, net of tax	13	—		13

Net earnings (losses) attributable to TRW	$204	$21		$225

Basic earnings (losses) per share:
Earnings (losses) per share	$1.68			$1.85

Weighted average shares outstanding	121.4			121.4

Diluted earnings (losses) per share:
Earnings (losses) per share	$1.56			$1.72

Weighted average shares outstanding	133.6			133.6

(a)	Represents the elimination of a net gain of $18 million related to certain pension related matters.

(b)	Represents the elimination of restructuring charges and fixed asset impairments.

(c)	Represents the elimination of the loss on retirement of debt.

(d)	Represents the elimination of the income tax impact of the above adjustments, by calculating the income tax impact of each of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

A7

TRW Automotive Holdings Corp.
Reconciliation of GAAP Net Earnings (Losses) to Adjusted Earnings (Losses)
(Unaudited)
Among other adjustments, the Company recorded restructuring charges of $47 million primarily related to severance, retention and outplacement services at various production facilities and fixed asset impairment charges of $3 million, offset by a gain on the sale of a property in the amount of $4 million related to a closed North American braking facility, which was impaired in 2008, and a net curtailment gain of $1 million.

	Year Ended			Year Ended
	December 31,			December 31,
	2010			2010
(In millions, except per share amounts)	Actual	Adjustments		Adjusted
Sales	$14,383	$—		$14,383
Cost of sales	12,661	26	(a)	12,687

Gross profit	1,722	(26)		1,696
Administrative and selling expenses	509	—		509
Amortization of intangible assets	22	—		22
Restructuring charges and fixed asset impairments	45	(45)	(b)	—
Other (income) expense — net	(38)	(8)	(a)	(46)

Operating income (losses)	1,184	27		1,211
Interest expense — net	162	—		162
(Gain) loss on retirement of debt — net	15	(15)	(c)	—
Equity in (earnings) losses of affiliates, net of tax	(34)	—		(34)

Earnings (losses) before income taxes	1,041	42		1,083
Income tax expense (benefit)	166	32	(d)	198

Net earnings (losses)	875	10		885
Less: Net earnings attributable to noncontrolling interest, net of tax	41	—		41

Net earnings (losses) attributable to TRW	$834	$10		$844

Basic earnings (losses) per share:
Earnings (losses) per share	$6.96			$7.05

Weighted average shares outstanding	119.8			119.8

Diluted earnings (losses) per share:
Earnings (losses) per share	$6.49			$6.57

Weighted average shares outstanding	131.3			131.3

(a)	Represents the elimination of a net gain of $18 million related to certain pension related matters.

(b)	Represents the elimination of restructuring charges and fixed asset impairments.

(c)	Represents the elimination of the loss on retirement of debt.

(d)	Represents the elimination of (i) the income tax impact of the above adjustments, by calculating the income tax impact of each of these items using the appropriate tax rate for the jurisdiction where the charges were incurred, and (ii) tax benefits related to the favorable resolution of various tax matters in foreign jurisdictions of $21 million recorded in the second and third quarters of 2010.

A8

TRW Automotive Holdings Corp.
Reconciliation of GAAP Net Earnings (Losses) to Adjusted Earnings (Losses)
(Unaudited)
Among other adjustments, the Company recorded restructuring charges of $26 million primarily related to severance, retention and outplacement services and fixed asset impairment charges of $9 million, offset by net curtailment gains of $9 million.

	Three Months			Three Months
	Ended			Ended
	December 31,			December 31,
	2009			2009
(In millions, except per share amounts)	Actual	Adjustments		Adjusted
Sales	$3,384	$—		$3,384
Cost of sales	3,009	—		3,009

Gross profit	375	—		375
Administrative and selling expenses	129	—		129
Amortization of intangible assets	5	—		5
Restructuring charges and fixed asset impairments	26	(26)	(a)	—
Other (income) expense — net	(14)	—		(14)

Operating income (losses)	229	26		255
Interest expense — net	51	—		51
(Gain) loss on retirement of debt — net	8	(8)	(b)	—
Equity in (earnings) losses of affiliates, net of tax	(6)	—		(6)

Earnings (losses) before income taxes	176	34		210
Income tax expense (benefit)	30	7	(c)	37

Net earnings (losses)	146	27		173
Less: Net earnings attributable to noncontrolling interest, net of tax	5	—		5

Net earnings (losses) attributable to TRW	$141	$27		$168

Basic earnings (losses) per share:
Earnings (losses) per share	$1.20			$1.43

Weighted average shares outstanding	117.8			117.8

Diluted earnings (losses) per share:
Earnings (losses) per share	$1.18			$1.40

Weighted average shares outstanding	119.8			119.8

(a)	Represents the elimination of restructuring charges, fixed asset impairments and net curtailment gains.

(b)	Represents the elimination of the net loss on retirement of debt.

(c)	Represents the elimination of the income tax impact of the above adjustments, by calculating the income tax impact of each of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

A9

TRW Automotive Holdings Corp.
Reconciliation of GAAP Net Earnings (Losses) to Adjusted Earnings (Losses)
(Unaudited)
Among other adjustments, for the year ended December 31, 2009, the Company recorded restructuring charges of $92 million primarily related to severance, retention and outplacement services, offset by net curtailment gains of $9 million. Additionally, the Company recorded intangible asset impairment charges of $30 million and fixed asset impairment charges of $17 million.

	Year Ended			Year Ended
	December 31,			December 31,
	2009			2009
(In millions, except per share amounts)	Actual	Adjustments		Adjusted
Sales	$11,614	$—		$11,614
Cost of sales	10,708	—		10,708

Gross profit	906	—		906
Administrative and selling expenses	484	—		484
Amortization of intangible assets	21	—		21
Restructuring charges and fixed asset impairments	100	(100)	(a)	—
Intangible asset impairments	30	(30)	(b)	—
Other (income) expense — net	(18)	—		(18)

Operating income (losses)	289	130		419
Interest expense — net	190	—		190
(Gain) loss on retirement of debt — net	(26)	26	(c)	—
Equity in (earnings) losses of affiliates, net of tax	(15)	—		(15)

Earnings (losses) before income taxes	140	104		244
Income tax expense (benefit)	67	22	(d)	89

Net earnings (losses)	73	82		155
Less: Net earnings attributable to noncontrolling interest, net of tax	18	—		18

Net earnings (losses) attributable to TRW	$55	$82		$137

Basic earnings (losses) per share:
Earnings (losses) per share	$0.51			$1.27

Weighted average shares outstanding	107.8			107.8

Diluted earnings (losses) per share:
Earnings (losses) per share	$0.51			$1.26

Weighted average shares outstanding	108.7			108.7

(a)	Represents the elimination of restructuring charges, fixed asset impairments and net curtailment gains.

(b)	Represents the elimination of intangible asset impairments.

(c)	Represents the elimination of the net gain on retirement of debt.

(d)	Represents the elimination of the income tax impact of the above adjustments, by calculating the income tax impact of each of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

A10